Exhibit 10.7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

THE BRIGHAM AND WOMEN’S HOSPITAL, INC.

FIRST AMENDMENT to
EXCLUSIVE PATENT LICENSE AGREEMENT

BWH Agreement No: 107605.06
BWH Case Nos: 10706, 11049

This First Amendment to the License Agreement (as defined below) (“First Amendment”) is made as of the eighteenth day of February, 2016 (“First Amendment Effective Date”), by and between Aridis Pharmaceuticals, Inc, a Delaware corporation, having an office at 5941 Optical Court, San Jose, CA 95138 (“Company”) and The Brigham and Women’s Hospital, Inc., a not-for-profit Massachusetts corporation, with a principal place of business at 75 Francis Street, Boston, Massachusetts 02115 (“Hospital”), each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

Whereas Company and Hospital are parties to an exclusive license agreement (BWH #107605.05) which has an effective date of November 10, 2010 (the “License Agreement); and

Whereas the Parties would like to amend the License Agreement in order to modify the Pre-Sales Diligence Requirement and the Milestone Payments;

Except as expressly modified hereby, the terms of the License Agreement remain in full force and effect and shall govern and apply to this Amendment. Unless otherwise indicated, all defined terms shall have the same meaning in this Amendment as in the License Agreement.

Now therefore, in consideration of the covenants and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

1.                                      Section 3.1(a) of the License Agreement shall be deleted and replaced with the following:

“(a)                           Pre-Sales Requirements.

(i)                                     Company shall make best efforts to follow the research and development plan attached hereto as Appendix B, and shall submit

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended annual progress reports to Hospital on each anniversary of the Effective Date; and

(ii)                                  Within five (5) years of the Effective Date, Company will commence a Phase I clinical trial; and

(iii)                               Within seven (7) years of the Effective Date, Company will commence a Phase II clinical trial; and

(iv)                              Within ten (10) years of the Effective Date, Company will commence a Phase III clinical trial; and

(v)                                 Within twelve (12) years of the Effective Date, Company will file an NDA for a Product.”

2.                                      Section 4.4(c) and 4.4(d) of the License Agreement shall be deleted and replaced with the following:

“(c) [***] within sixty (60) days of completion of a Phase III clinical for the first Product

(d) [***] upon FDA approval of first Product.”

IN WITNESS WHEREOF, the Parties have duly executed and delivered this First Amendment to be effective as of the date hereof.

ARIDIS PHARMACEUTICALS		THE BRIGHAM AND WOMEN’S HOSPITAL, INC.

BY:	/s/ Eric J Patzer	BY:	/s/ Seema Basu
Name: Eric J Patzer		Name: Seema Basu

TITLE:	Chairman	TITLE:	Director

DATE:	February 22, 2016	DATE:	February 22, 2016